UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 6, 2006

_____________INverso Corp._____________

(Name of Small Business Issuer in its charter)

Delaware	000-50898	34-1996527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Massachusetts Ave NW #8037C, Washington, DC 20016

(Address of principal executive offices) (Zip Code)

Issuer’s telephone number (202) _364-8395_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K contains certain forward-looking statements. For this purpose any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. By their nature these statements involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include but are not limited to economic conditions generally and in the industries in which we may participate; competition within our chosen industry, including competition from much larger competitors; technological advances and failure by us to successfully develop business relationships or consummate Share Exchange Agreement, as described below.

ITEM 1.01 Entry into a Material Definitive Agreement.

INverso Corp. and Hydrogenesis, Inc. of Illinois have signed a Share Exchange Agreement on July 6, 2006, under which the owner of Hydrogenesis, Inc. will at closing own 85% of the issued and outstanding shares of common stock of Inverso. The Share Exchange Agreement is scheduled to close within 65 days of its signing. There is no guarantee that the Share Exchange Agreement will close, or that it will close on the terms outlined herein.

Hydrogenesis, Inc. was organized to facilitate financing for bioreactor/hydrogen plants as well as funding for the development of other promising alternative energy sources. Hydrogenesis, Inc. has nominal assets only and it is expected that INverso Corp will remain a development stage company until additional funds can be raised.

Hydrogenesis, Inc. is a company founded by Randall S. Goulding, Managing Director of The Nutmeg Group, LLC and by Dr. Harvey Altholtz, Principal, Wealth Strategy Partners. Mr. Goulding is a certified public accountant and an attorney. Mr. Goulding spent six years with the Internal Revenue Service Audit and Intelligence Divisions, before opening a private tax law practice, focusing on income and estate taxation and planning, securities and litigation. His litigation experience included practice before the United States Supreme Court, Illinois Supreme Court, State Court, Federal District Court, the Seventh Circuit Court of Appeals, and the United States Tax Court.

Mr. Goulding received special commendations for his efforts with the Internal Revenue Service, His Internal Revenue Service functions also included television and radio appearances. Crain’s Chicago Business Magazine featured an article on the “Goulding Report” reflecting consequences of investments in solar and other renewable energy sources. Mr. Goulding received a business administration degree with a dual major in accounting and finance from the University of Illinois. He received his JD from DePaul Law School.

Since 1995, Mr. Goulding served as a principal architect of equity investments with Paradigm Group, LLC (“Paradigm”) and now The Nutmeg Group, LLC., both Chicago-based investment and financial consulting organizations. He negotiated and structured transactions for Paradigm, its investors and portfolio companies. Since 1998, he has also served as general counsel to Paradigm and Nutmeg.

There is no public market in the securities of INverso Corp. It is not expected that any transactions in securities of INverso Corp. will be effected before the closing. Serge Atlan and Thomas Kirchner, the current directors of INverso Corp, are expected to resign upon closing of the Share Exchange Agreement. INverso Corp. is expected to change its name to Hydrogenesis, Inc. upon closing. INverso Corp. and Hydrogenesis, Inc. are both development stage companies that rely on financial support by their respective principals.

ITEM 5.06. Change in Shell Company Status.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. If the Share Exchange Agreement closes within 65 days of its execution, the status of INverso Corp. as a shell company is expected to change. Additional information will be provided within the requisite time upon closing.

Exhibit Index

1.1 Share Exchange Agreement